Exhibit 99.1

THORATEC APPOINTS TAYLOR C. HARRIS AS CHIEF FINANCIAL OFFICER

(PLEASANTON, CA), October 11, 2012—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support (MCS) therapies to save, support and restore failing hearts, today announced that its Board of Directors has appointed Taylor C. Harris to the position of Vice President and Chief Financial Officer.

Mr. Harris joined Thoratec in 2010 as Senior Director of Investor Relations and Business Development.  Prior to joining Thoratec, Mr. Harris worked at JPMorgan Chase & Co. for over a decade in several capacities, including as a Vice President in the firm’s Healthcare Investment Banking and Equity Research departments. In these roles, Mr. Harris covered the medical device sector as an investment research analyst and advised healthcare companies on a broad range of strategic and capital markets transactions.  Mr. Harris holds a B.A. in Physics and Economics from the University of North Carolina at Chapel Hill.

“Over the past few years, Taylor has effectively driven a broad range of initiatives at Thoratec, demonstrating strong leadership, business knowledge and strategic vision,” commented Gary Burbach, President and Chief Executive Officer.  “We are confident that Taylor will make increasingly valuable contributions to Thoratec in the CFO role, as we continue to grow our markets and expand our global business.”

Mr. Burbach also expressed the Company’s gratitude to Roxanne Oulman, the company’s Vice President of Finance, who has been serving as interim Chief Financial Officer since June 2011.  “We appreciate Roxanne shepherding the Company’s financial functions through this transition period,” noted Burbach. “Thanks to her leadership, we have been able to maintain absolute confidence in our financial and accounting operations while we engaged in a robust process to recruit a CFO.”

About Thoratec

Thoratec is the world leader in mechanical circulatory support with the broadest product portfolio to treat the full range of clinical needs for patients suffering from advanced heart failure. The company’s products include the HeartMate LVAS and Thoratec VAD, with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and distributes the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD, Thoratec 360, Shared Care and Thoratec Connect are trademarks of Thoratec Corporation.  CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2012 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “plans,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new products and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, the ability to improve financial performance, the effects of healthcare reimbursement and coverage policies, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Contact:

Taylor Harris
Vice President and Chief Financial Officer
(925) 738-0047